Exhibit 10.12

Ixia
Compensation of Named Executive Officers and Chief Executive Officer for 2011

     The executive officers named in the summary compensation table in the proxy statement for Ixia’s 2011 Annual Meeting of Shareholders (the “Named Executive Officers”) have their base salaries determined annually by the Compensation Committee of the Board of Directors (the “Compensation Committee”). For 2011, such determinations were effective as of April 1, 2011. The Named Executive Officers are all “at will” employees and do not have written or oral employment agreements with the Company. The Company, upon the approval of the Committee, retains the right to unilaterally decrease or increase such officers’ base salaries at any time during the fiscal year. The annual base salaries for the Named Executive Officers effective April 1, 2011 are as follows:

Executive Officer	Annual Base Salary

Atul Bhatnagar President and Chief Executive Officer	$460,000

Errol Ginsberg Chief Innovation Officer	390,000

Thomas B. Miller Chief Financial Officer	290,000

Victor Alston Senior Vice President, Product Development	310,000

Ronald W. Buckly Senior Vice President, Corporate Affairs and General Counsel	300,000

     The Named Executive Officers are also eligible to participate in the Company’s incentive compensation plans, including:

(i)	The Company’s cash bonus plans for its executive officers;

(ii)
The Company’s Amended and Restated 1997 Equity Incentive Plan (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-117969) filed with the Commission on August 5, 2004);

(iii)
The Company’s Amended and Restated 2008 Equity Incentive Plan, as amended (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-31523) filed with the Commission on May 25, 2011); and

(iv)	The Company’s 2010 Employee Stock Purchase Plan, as amended (filed as Exhibit 4.2 to the Company’s Registration Statement Form S-8 (Reg. No. 333-176237) filed with the Commission on August 11, 2011).